Exhibit 10.34
ENVIVA INC.
LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Pursuant to the terms and conditions of the Enviva Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”), Enviva Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or “Director”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Director:	[●]
Date of Grant:	[●]
Total Number of RSUs:	[●]
Vesting Commencement Date:	[●]
Time-Based Vesting Schedule:	Subject to the Agreement, the Plan, and the other terms and conditions set forth herein, 100% of the RSUs shall vest on the first anniversary of the Vesting Commencement Date so long as you continuously serve as a member of the Board from the Date of Grant through such anniversary date.
[Optional accelerated vesting: Notwithstanding the foregoing, in the event that, prior to the time the RSUs have become vested or have been forfeited, (a) your service as a member of the Board terminates by reason of your death or disability (within the meaning of section 22(e)(3) of the Code) or (b) a Change in Control (as defined below) occurs, then the vesting of all unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will accelerate automatically in full on the date of such termination or such Change in Control, as applicable, without any further action by the Company or any other Person and will be settled in accordance with the terms of the Agreement so long as you continuously serve as a member of the Board from the Date of Grant through the date of such termination or such Change in Control, as applicable.
As used herein, the following terms have the meanings set forth below:
“Change in Control” means the occurrence of one or more of the following events: (i) the sale or disposal by the Company of all or substantially all of its assets to any person other than an Affiliate of the Company; (ii) the merger or consolidation of the Company with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the equity holders in the Company immediately prior to such transaction retain a greater than 50% equity interest in the surviving entity; or (iii) the acquisition by any person or group (as defined in Section 13d(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the beneficial ownership (as defined in Section 13d(d)(3) of the Exchange Act) of more than 50% of the equity of the Company entitled to vote in the election of the Company’s directors (or the persons performing the functions of directors).]
By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Stock Unit Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice.
This Grant Notice may be executed in one or more counterparts (including by portable document format (pdf) and other electronic means), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Grant Notice by pdf attachment to electronic mail, or other electronic means, shall be effective as delivery of a manually executed counterpart of this Grant Notice.
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Director has executed this Grant Notice, effective for all purposes as provided above.
ENVIVA INC.
By:
    Name: ______________________________
    Title: _______________________________
DIRECTOR
By:
    [Name of Director]
Signature Page to
Restricted Stock Unit Award Grant Notice

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Enviva Inc., a Delaware corporation (the “Company”), and the Director identified in the Grant Notice to which this Agreement is attached. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. Effective as of the Date of Grant, the Company hereby grants to Director the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of common stock of the Company (“Stock”), a cash amount equal to the Fair Market Value of one share of Stock as of the date of vesting of such RSU, or a combination thereof, as determined by the Committee in its sole discretion, subject to the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs. The RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with such vesting schedule, Director will have no right to receive any dividends or distributions with respect to the RSUs. In the event of the termination of Director’s service as a member of the Board prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to the Grant Notice), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice.
3.Settlement of RSUs. As soon as administratively practicable following the vesting of RSUs pursuant to Section 2, but in no event later than 60 days after such vesting date, Director (or Director’s permitted transferee, if applicable) shall be issued in settlement of the RSUs that vest on such vesting date a number of shares of Stock equal to the number of RSUs subject to this Award that become vested on such vesting date; provided, however, that the Committee may elect, in its sole discretion, to cause the Company to pay cash in lieu of some or all of the shares of Stock otherwise required to be so issued, with such cash amount equal to the Fair Market Value of a share of Stock on such vesting date for each such share for which the Committee makes such election. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to Director pursuant to this Agreement. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Director or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
4.DERs. Each RSU subject to this Award is hereby granted in tandem with a corresponding DER. Each DER granted hereunder shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the Phantom Unit to which it corresponds. If the Company pays a cash dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, Director holds RSUs granted pursuant to this Agreement that have not vested and been settled, then the Company shall pay to Director, within 60 days following the record date for such dividend, an amount equal to the aggregate cash dividend that would have been paid to Director by the Company if Director were the record owner, as of the record date for such dividend, of a number of shares of Stock equal to the number of such RSUs that have not vested and been settled as of such record date.
5.Rights as Stockholder. Neither Director nor any person claiming under or through Director shall have any of the rights or privileges as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Director or any person claiming under or through Director.
6.Tax Withholding. Upon any taxable event arising in connection with the RSUs or the DERs, the Company shall have the authority and the right to deduct or withhold (or cause one of its Affiliates to deduct or withhold), or to require Director to remit to the Company (or one of its Affiliates), an amount sufficient to satisfy all applicable federal, state, and local taxes required by law to be withheld with respect to such event. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company or one of its Affiliates shall withhold from any cash or equity remuneration (including, if applicable, any of the shares of Stock otherwise deliverable under this Agreement) then or thereafter payable to Director an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of shares of Stock pursuant to this Agreement, the maximum number of such shares that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local, and foreign income tax and payroll tax purposes that may be utilized without resulting in adverse accounting, tax, or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting, or similar consequences), as determined by the Committee. Director acknowledges and agrees that none of the Board, the Committee, the Company, or any of their respective Affiliates have made any representation or warranty as to the tax consequences to Director as a result of the receipt of the RSUs and the DERs, the vesting of the RSUs and the DERs, or the forfeiture of any of the RSUs and the DERs. Director represents that Director is in no manner relying on the Board, the Committee, the Company, or any of their respective Affiliates, or any of their respective managers, directors, officers, employees, or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders, and financial representatives) for tax advice or an assessment of such tax consequences. Director represents that Director has consulted with any tax consultants that Director deems advisable in connection with the RSUs and the DERs.
7.Non-Transferability. None of the RSUs, the DERs or any interest or right therein shall be (a) sold, pledged, assigned, or transferred in any manner during the lifetime of Director other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed, or (b) liable for the debts, contracts or engagements of Director or Director’s successors in interest. Except to the extent expressly permitted by the preceding sentence, any purported sale, pledge, assignment, transfer, attachment, or encumbrance of the RSUs, the DERs, or any interest or right therein shall be null, void, and unenforceable against the Company and its Affiliates.
8.Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any securities exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require Director to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to Director or Director’s legal representative, heir, legatee, or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require Director or Director’s legal representative, heir, legatee, or distributee to execute a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs or DERs.
10.No Right to Continued Membership on the Board or Awards.
(a)Nothing in the adoption of the Plan, nor the award of the RSUs or DERs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Director the right to continued membership on the Board or affect in any way the right of the Company to terminate such membership at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive, and binding for all purposes.
(b)The grant of the RSUs and DERs is a one-time Award and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Committee.
11.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if sent by registered or certified mail to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the attention of the general counsel of the Company at the Company’s principal executive offices.
12.Agreement to Furnish Information. Director agrees to furnish to the Company all information requested by the Company to enable the Company or any of its Affiliates to comply with any reporting or other requirement imposed upon the Company or any of its Affiliates by or under any applicable statute or regulation.
13.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the

RSUs and DERs granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.
14.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
15.Successors and Assigns. The Company may assign any of its rights under this Agreement without Director’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Director and Director’s beneficiaries, executors, administrators and the person(s) to whom the RSUs or DERs may be transferred by will or the laws of descent or distribution.
16.Clawback. Notwithstanding any provision in this Agreement or the Grant Notice to the contrary, this Award and all shares of Stock issued and other payments made hereunder shall be subject to any applicable clawback policies or procedures adopted in accordance with the Plan.
17.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
18.Code Section 409A. None of the RSUs, DERs, or any amounts payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding the foregoing, none of the Company or any of its Affiliates makes any representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Director on account of non-compliance with Section 409A.
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